Exhibit 2

DIRECTORS AND EXECUTIVE OFFICERS

OF EACH REPORTING PERSON

VALOR BUYER GP LLC

Name of Office or Director	Principal Business Address	Title	Citizenship
Jason Aaron Wright	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Manager; President	USA

Umang Kajaria	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Manager; Vice President, Secretary and Treasurer	Indian

VALOR TOPCO LIMITED

Name of Office or Director	Principal Business Address	Title	Citizenship
Mark Richard Robert Babbe	PO Box 656, East Wing, Trafalgar Court Les Banques, St Peter Port, Guernsey GY1 3PP	Director	British

Gordon James Purvis	PO Box 656, East Wing, Trafalgar Court Les Banques, St Peter Port, Guernsey GY1 3PP	Director	British

Dieudonne Sebahunde	1-3 Boulevard de la Foire, Luxembourg, L-1528, Luxembourg	Director	Belgian

APAX X GP CO. LIMITED

Name of Office or Director	Principal Business Address	Title	Citizenship
Simon Cresswell	33 Jermyn Street, London, SW1Y 6DN, United Kingdom	Director	Australian

Andrew Guille	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	British

Martin Halusa	33 Jermyn Street, London, SW1Y 6DN, United Kingdom	Director	Austrian

Paul Meader	De Mouilpied, Les Mouilpieds St Martins GY4 6TJ, Guernsey	Director	British

David Staples	La Becasse, Les Aubrets St Martin GY4 6EX, Guernsey	Director	British

APAX X GP S.A.R.L.

Name of Office or Director	Principal Business Address	Title	Citizenship
Geoffrey Limpach	1-3 Boulevard de la Foire, L-1528 Luxembourg, Luxembourg	Managing Director	Belgian

Philippe Santin	28 rue Jean Pierre Brasseur, L-1258 Luxembourg, Luxembourg	Managing Director	French

Pierre Weimerskirch	5, Heienhaff, L-1736 Senningerberg, Luxembourg	Managing Director	Luxembourgish

APAX GUERNSEY (HOLDCO) PCC LIMITED APAX X CELL

Name of Office or Director	Principal Business Address	Title	Citizenship
Mark John Despres	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	British

Andrew Guille	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	British